Exhibit 1

                                                For further information contact:
                                                William F. Keefe, EVP & CFO
                                                (908) 859-9539

      Vista Bancorp Retains Keefe, Bruyette & Woods, Inc. as Financial Advisor

Phillipsburg, NJ - April 12, 2001

      Vista Bancorp Inc., (Nasdaq: VBNJ), the holding Company for Vista Bank, National Association, today announced that it has retained the New York-based investment banking firm of Keefe, Bruyette & Woods, Inc. to advise its Board of Directors.

      "The board of directors is committed to enhancing shareholder value," said Barbara Harding, Vista President and Chief Executive. "Vista has demonstrated an ability to provide its shareholders with exceptional returns by successfully implementing a strategy focused on providing superior banking services to the communities we serve. Our decision to unify our bank subsidiaries in August 2000 has left us well positioned to take advantage of opportunities that will create continued value for shareholders. Our association with Keefe, Bruyette and Woods is the natural next step for our organization in providing us with superior financial guidance and advice on opportunities that will maximize value for shareholders."

      Vista Bancorp, the $700 million holding company for Vista Bank, is a community - oriented banking institution that operates through 15 full service branches in Warren and Hunterdon counties in New Jersey and Northampton and Lehigh counties in Pennsylvania.

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Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements that involve risks and uncertainties, including the timely availability and acceptance of new products, the impact of competitive products and pricing, the management of growth, and the other risks detailed from time to time in the Company's SEC reports, including the report on Form 10-K for the period ended December 31, 2000.
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